SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):           July 18, 1997

                             First Union Corporation
             (Exact name of registrant as specified in its charter)

        North Carolina                 1-10000                    56-0898180
(State or other jurisdiction         (Commission                (IRS Employer
       of incorporation)             File Number)            Identification No.)

        One First Union Center
      Charlotte, North Carolina                                  28288-0013
(Address of principal executive offices)                         (Zip Code)

 Registrant's telephone number, including area code          (704)374-6565


         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

         On July 18, 1997, First Union Corporation (the "Corporation") entered into an Agreement and Plan of Mergers (the "Acquisition Agreement") , which provides, among other things, for the acquisition (the "Acquisition") of Signet Banking Corporation ("Signet") by the Corporation.

         In connection with the Acquisition, the Board of Directors of the Corporation rescinded its prior authority granted in January 1997 for the Corporation to repurchase up to 25 million shares of its common stock (adjusted to 50 million shares effective as of the payment of the Corporation's two-for-one common stock split on July 31, 1997), effective immediately prior to consummation of the Acquisition. In the event that the Acquisition is not consummated, the authority to repurchase such shares will remain in full force and effect.

         A copy of a news release (the "News Release") relating to the Acquisition is being filed as Exhibit (99)(a) to this report. A copy of the form of the Acquisition Agreement, including the exhibits thereto, is being filed as Exhibit (2) to this report. The News Release and the Acquisition Agreement, including the exhibits thereto, are incorporated herein by reference.

         On July 21, 1997, the Corporation held a meeting (the "Meeting") with analysts and others with respect to the Acquisition. At the Meeting, certain financial and other information was presented (the "Presentation Materials"). The News Release and certain of the Presentation Materials contain, among other things, certain forward-looking statements regarding each of the Corporation, Signet and the combined company following the Acquisition, including statements relating to cost savings, enhanced revenues and accretion to reported earnings that may be realized from the Acquisition, and certain restructuring charges expected to be incurred in connection with the Acquisition. Such forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause the Corporation's actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) expected cost savings from the Acquisition may not be fully realized or realized within the expected time frame; (2) revenues following the Acquisition may be lower than expected; (3) competitive pressure among banking and non-banking organizations may increase and adversely affect the businesses engaged in by the combined company; (4) costs, difficulties or delays related to the integration of the businesses or systems of the Corporation and Signet may be greater or longer than expected; (5) changes in the interest rate environment may reduce interest margins; (6) general economic conditions, either nationally or in the states or regions in which the combined company will be doing business, may be less favorable than expected; or (7) legislation or regulatory changes may adversely affect the businesses in which the combined company would be engaged. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the Corporation's 1997 First Quarter Report on Form 10-Q and may be included in subsequent reports filed by the Corporation with the Securities and Exchange Commission.

         A copy of the Presentation Materials is being filed as Exhibit (99)(b) to this report, and such materials are incorporated herein by reference.


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Item 7. Financial Statements and Exhibits.

        (c) Exhibits.

           (2)    The Acquisition Agreement, including the exhibits thereto.

          (99)(a) The News Release.

          (99)(b) The Presentation Materials.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         FIRST UNION CORPORATION


         Date: July 21, 1997             By: /s/ Kent S. Hathaway
                                             --------------------
                                             Name: Kent S. Hathaway
                                             Title: Senior Vice President




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                                  EXHIBIT INDEX


Exhibit No.                       Description

(2) The Acquisition Agreement, including the exhibits thereto.


(99)(a)                           The News Release.

(99)(b)                           The Presentation Materials.




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